ALLIOTT AGCA, Inc. Certified Public Accountants
Member of Alliott Group, a worldwide alliance of independent firms
411 E. Huntington Drive, Suite 308, Arcadia, CA 91006 • Website: www.agcacpa.com
• Phone: (626) 446-4000 • Fax: (626) 446-4002 • E-mail: info@agcacpa.com

January 28, 2010

Security and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs:

We have read Item 4.01 of GFR Pharmaceuticals Inc.'s Form 8-K dated January 28, 2010 and agree with the statements made thereon as they related to our Company only.

Very truly yours,

AGCA, Inc.